UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2013 (December 9, 2013)

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Pebblebrook Hotel Trust (the “Company”) issued a press release on December 10, 2013 announcing that it has acquired the 355-room Radisson Hotel Fisherman's Wharf located in San Francisco, California. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of materials about this property that the Company intends to distribute is furnished as Exhibit 99.2 to this Current Report on Form 8-K. Additionally, the Company has posted these materials in the investor relations section of its website at www.pebblebrookhotels.com.

Item 8.01. Other Events.

On December 9, 2013, a subsidiary of the Company completed its acquisition of a leasehold interest in the 355-room Radisson Hotel Fisherman’s Wharf (the “Hotel”) and retail suites of the property located in San Francisco, California for $132.0 million from an unaffiliated third party. This transaction was funded entirely with available cash.
The leasehold interest assumed by the subsidiary includes a primary ground lease with 250 Beach Street, LLC and a secondary sublease with The Travelodge at Fisherman’s Wharf, both of which are unaffiliated third parties.
Pursuant to the primary ground lease, executed in 1961 and amended and restated in 1998 in connection with the addition of 105 guest rooms and 30,000 square feet of retail space (the “Addition”), the subsidiary is required to pay, through 2016, annual base rent of approximately $0.1 million and percentage rent of 5% of hotel revenues attributable to the Addition and 7.5% of retail revenues attributable to the Addition. Beginning in 2017, the subsidiary is required to pay only percentage rent of 6% of total hotel revenues and 7.5% of total retail and parking revenues. The primary ground lease expires in February 2062.
Pursuant to the secondary sublease, which expires in April 2016, the subsidiary is required to pay percentage rent based on hotel net income, as defined in the agreement, from the Hotel’s original 250 guest rooms and a portion of the retail space.
In connection with the acquisition, the Company selected Davidson Hotels & Resorts to manage the Hotel and Shelter Bay Retail Group to manage the retail suites.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued December 10, 2013.
99.2	Materials about the Radisson Hotel Fisherman's Wharf.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

December 11, 2013	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued December 10, 2013.
99.2	Materials about the Radisson Hotel Fisherman's Wharf.